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                       CUSTODIAN CONTRACT
                             Between
                       SURVEYOR FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS


1.  Employment of Custodian and Property to be Held
    By It..................................................

2.  Duties of the the Custodian with Respect to Property
    of the Fund held by the Custodian......................

    2.1  Holding Securities................................
    2.2  Delivery of Securities............................
    2.3  Registration of Securities........................
    2.4  Bank Accounts.....................................
    2.5  Payments for Shares...............................
    2.6  Investment and Availability of Federal Funds......
    2.7  Collection of Income..............................
    2.8  Payment of Fund Moneys............................
    2.9  Liability for Payment in Advance of Receipt
           of Securities Purchased.........................
    2.10 Payments for Repurchase or Redemptions of Shares
           of the Fund.....................................
    2.11 Appointment of Agents.............................
    2.12 Deposit of Fund Assets in Securities System.......
    2.13 Ownership Certificates for Tax Purposes...........
    2.14 Proxies...........................................
    2.15 Communications Relating to Fund Portfolio
           Securities......................................
    2.16 Proper Instructions...............................
    2.17 Actions Permitted Without Express Authority.......
    2.18 Evidence of Authority.............................

3.  Duties of Custodian with Respect to the Books of
    Account and Calculation of Net Asset Value and
    Net Income.............................................

4.  Records................................................

5.  Opinion of Fund's Independent Accountant...............

6.  Reports to Fund by Independent Public Accountants......

7.  Compensation of Custodian..............................

8.  Responsibility of Custodian............................

9.  Effective Period, Termination and Amendment............

10. Successor Custodian....................................

11. Interpretive and Additional Provisions.................




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12. Massachusetts Law to Apply.............................

13. Prior Contracts........................................




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                       CUSTODIAN CONTRACT


         This Contract between Surveyor Fund, Inc., a corporation

organized and existing under the laws of Maryland, having its principal place of business at 140 Broadway, New York, New York

10005, hereinafter called the "Fund", and State Street Bank and

Trust Company, a Massachusetts trust company, having its

principal place of business at 225 Franklin Street, Boston,

Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets pursuant to the provisions of the Articles of

Incorporation.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $1.00 par value, ("Shares") of the Fund as may be issued or sold from time to time.  The

Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.






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         Upon receipt of "Proper Instructions" (within the

meaning of Section 2.16), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and

provided that the Custodian shall have no more or less

responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-

custodian has to the Custodian.

2.   Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian

2.1   Holding Securities.  The Custodian shall hold and

      physically segregate for the account of the Fund all non-

      cash property, including all securities owned by the Fund,

      other than securities which are maintained pursuant to

      Section 2.12 in a clearing agency which acts as a

      securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively

      referred to herein as "Securities System".

2.2   Delivery of Securities.  The Custodian shall release and

      deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only

      upon receipt of Proper Instructions, which may be

      continuing instructions when deemed appropriate by the

      parties, and only in the following cases:






                                5



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           1)   Upon sale of such securities for the account of

                the Fund and receipt of payment therefor;

           2)   Upon the receipt of payment in connection with

                any repurchase agreement related to such

                securities entered into by the Fund;

           3)   In the case of a sale effected through a

                Securities System, in accordance with the

                provisions of Section 2.12 hereof;

           4)   To the depository agent in connection with tender

                or other similar offers for portfolio securities

                of the Fund;

           5)   To the issuer thereof or its agent when such

                securities are called, redeemed, retired or

                otherwise become payable; provided that, in any

                such case, the cash or other consideration is to

                be delivered to the Custodian;

           6)   To the issuer thereof, or its agent, for transfer

                into the name of the Fund or into the name of any

                nominee or nominees of the Custodian or into the

                name or nominee name of any agent appointed

                pursuant to Section 2.11 or into the name or

                nominee name of any sub-custodian appointed

                pursuant to Article 1; or for exchange for a

                different number of bonds, certificates or other

                evidence representing the same aggregate face




                                6



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                amount or number of units; provided that, in any

                such case, the new securities are to be delivered

                to the Custodian;

           7)   To the broker selling the same for examination in

                accordance with the "street delivery" custom;

           8)   For exchange or conversion pursuant to any plan

                of merger, consolidation, recapitalization,

                reorganization or readjustment of the securities

                of the issuer of such securities, or pursuant to

                provisions for conversion contained in such

                securities, or pursuant to any deposit agreement;

                provided that, in any such case, the new

                securities and cash, if any, are to be delivered

                to the Custodian;

           9)   In the case of warrants, rights or similar

                securities, the surrender thereof in the exercise

                of such warrants, rights or similar securities or

                the surrender of interim receipts or temporary

                securities for definitive securities; provided

                that, in any such case, the new securities and

                cash, if any, are to be delivered to the

                Custodian;

           10)  For delivery in connection with any loans of

                securities made by the Fund, but only against

                receipt of adequate collateral as agreed upon




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                from time to time by the Custodian and the Fund,

                which may be in the form of cash or obligations

                issued by the United States government, its

                agencies or instrumentalities, except that in

                connection with any loans for which collateral is

                to be credited to the Custodian's account in the

                book-entry system authorized by the U.S.

                Department of the Treasury, the Custodian will

                not be held liable or responsible for the

                delivery of securities owned by the Fund prior to

                the receipt of such collateral;

           11)  For delivery as security in connection with any

                borrowings by the Fund requiring a pledge of

                assets by the Fund, but only against receipt of

                amounts borrowed;

           12)  Upon receipt of instructions from the transfer

                agent ("Transfer Agent") for the Fund, for

                delivery to such Transfer Agent or to the holders

                of shares in connection with distributions in

                kind, as may be described from time to time in

                the Fund's currently effective prospectus, in

                satisfaction of requests by holders of Shares for

                repurchase or redemption;

           13)  To the designated brokers under covered call

                options, provided however, that such securities




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                shall be released only upon payment to the

                Custodian of monies for the premium due and a

                receipt for the securities which are to be held

                in escrow.  Upon exercise of the option, or at

                expiration, to receive from brokers the

                securities previously deposited.  The Custodian

                will act strictly in accordance with Proper

                Instructions in the delivery of securities to be

                held in escrow and will have no responsibility or

                liability for any such securities which are not

                returned promptly when due other than to make

                proper request for such return;

           14)  For any other proper corporate purpose, but only

                upon receipt of, in addition to Proper

                Instructions, a certified copy of a resolution of

                the Board of Directors or of the Executive

                Committee signed by an officer of the Fund and

                certified by the Secretary or an Assistant

                Secretary, specifying the securities to be

                delivered, setting forth the purpose for which

                such delivery is to be made, declaring such

                purposes to be proper corporate purposes, and

                naming the person or persons to whom delivery of

                such securities shall be made.






                                9



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2.3   Registration of Securities.  Securities held by the

      Custodian (other than bearer securities) shall be

      registered in the name of the Fund or in the name of any

      nominee of the Fund or of any nominee of the Custodian

      which nominee shall be assigned exclusively to the Fund,

      unless the Fund has authorized in writing the appointment

      of a nominee to be used in common with other registered

      investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent

      appointed pursuant to Section 2.11 or in the name or

      nominee name of any sub-custodian appointed pursuant to

      Article 1.  All securities accepted by the Custodian on

      behalf of the Fund under the terms of this Contract shall

      be in "street name" or other good delivery form.

2.4   Bank Accounts.  The Custodian shall open and maintain a

      separate bank account or accounts in the name of the Fund,

      subject only to draft or order by the Custodian acting

      pursuant to the terms of this Contract, and shall hold in

      such account or accounts, subject to the provisions hereof,

      all cash received by it from or for the account of the

      Fund, other than cash maintained by the Fund in a bank

      account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940.  Funds held by

      the Custodian for the Fund may be deposited by it to its

      credit as Custodian in the Banking Department of the




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      Custodian or in such other banks or trust companies as it

      may in its discretion deem necessary or desirable;

      provided, however, that every such bank or trust company

      shall be qualified to act as a custodian under the

      Investment Company Act of 1940 and that each such bank or

      trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a

      majority of the Board of Directors of the Fund.  Such funds shall be deposited by the Custodian in its capacity as

      Custodian and shall be withdrawable by the Custodian only

      in that capacity.

2.5   Payments for Shares.  The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer

      Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or

      sold from time to time by the Fund.  The Custodian will

      provide timely notification to the Fund and the Transfer

      Agent of any receipt by it of payments for Shares of the

      Fund.

2.6   Investment and Availability of Federal Funds.  Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

           1)   invest in such instruments as may be set forth in

                such instructions on the same day as received all






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                federal funds received after a time agreed upon

                between the Custodian and the Fund; and

           2)   make federal funds available to the Fund as of

                specified times agreed upon from time to time by

                the Fund and the Custodian in the amount of

                checks received in payment for Shares of the Fund

                which are deposited into the Fund's account.

2.7   Collection of Income.  The Custodian shall collect on a

      timely basis all income and other payments with respect to registered securities held hereunder to which the Fund

      shall be entitled either by law or pursuant to custom in

      the securities business, and shall collect on a timely

      basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such

      securities are held by the Custodian or agent thereof and

      shall credit such income, as collected, to the Fund's

      custodian account.  Without limiting the generality of the fore!going, the Custodian shall detach and present for

      payment all coupons and other income items requiring

      presentation as and when they become due and shall collect interest when due on securities held hereunder.  Income due the Fund on securities loaned pursuant to the provisions of

      Section 2.2 (10) shall be the responsibility of the Fund.

      The Custodian will have no duty or responsibility in

      connection therewith, other than to provide the Fund with




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

      such information or data as may be necessary to assist the

      Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.8   Payment of Fund Moneys.  Upon receipt of Proper

      Instructions, which may be continuing instructions when

      deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

           1)   Upon the purchase of securities for the account

                of the Fund but only (a) against the delivery of

                such securities to the Custodian (or any bank,

                banking firm or trust company doing business in

                the United States or abroad which is qualified

                under the Investment Company Act of 1940, as

                amended, to act as a custodian and has been

                designated by the Custodian as its agent for this

                purpose) registered in the name of the Fund or in

                the name of a nominee of the Custodian referred

                to in Section 2.3 hereof or in proper form for

                transfer; (b) in the case of a purchase effected

                through a Securities System, in accordance with

                the conditions set forth in Section 2.12 hereof

                or (c) in the case of repurchase agreements

                entered into between the Fund and the Custodian,

                or another bank, (i) against delivery of the

                securities either in certificate form or through




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                an entry crediting the Custodian's account at the

                Federal Reserve Bank with such securities or

                (ii) against delivery of the receipt evidencing

                purchase by the Fund of securities owned by the

                Custodian along with written evidence of the

                agreement by the Custodian to repurchase such

                securities from the Fund;

           2)   In connection with conversion, exchange or

                surrender of securities owned by the Fund as set

                forth in Section 2.2 hereof;

           3)   For the redemption or repurchase of Shares issued

                by the Fund as set forth in Section 2.10 hereof;

           4)   For the payment of any expense or liability

                incurred by the Fund, including but not limited

                to the following payments for the account of the

                Fund: interest, taxes, management, accounting,

                transfer agent and legal fees, and operating

                expenses of the Fund whether or not such expenses

                are to be in whole or part capitalized or treated

                as deferred expenses;

           5)   For the payment of any dividends declared

                pursuant to the governing documents of the Fund;

           6)   For any other proper purpose, but only upon

                receipt of, in addition to Proper Instructions, a

                certified copy of a resolution of the Board of

                Directors or of the Executive Committee of the

                Fund signed by an officer of the Fund and

                certified by its Secretary or an Assistant

                Secretary, specifying the amount of such payment,

                setting forth the purpose for which such payment

                is to be made, declaring such purpose to be a

                proper purpose, and naming the person or persons

                to whom such payment is to be made.

2.9   Liability for Payment in Advance of Receipt of Securities

      Purchased.  In any and every case where payment for

      purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities

      purchased in the absence of specific written  instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the

      same extent as if the securities had been received by the

      Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of

      the Federal Reserve System, the Custodian may transfer

      funds to the account of such bank  prior to the receipt of written evidence that the securities subject to such

      repurchase agreement have been transferred by book-entry

      into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of

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      the safe-keeping receipt, provided that such securities

      have in fact been so transferred by book-entry.

2.10  Payments for Repurchases or Redemptions of Shares of the

      Fund.  From such funds as may be available for the purpose but subject to the limitations of the Articles of

      Incorporation and any applicable votes of the Board of

      Directors of the Fund pursuant thereto, the Custodian

      shall, upon receipt of instructions from the Transfer

      Agent, make funds available for payment to holders of

      Shares who have delivered to the Transfer Agent a request

      for redemption or repurchase of their Shares.  In

      connection with the redemption or repurchase of Shares of

      the Fund, the Custodian is authorized upon receipt of

      instructions from the Transfer Agent to wire funds to or

      through a commercial bank designated by the redeeming

      shareholders.

2.11  Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time

      remove) any other bank or trust company which is itself

      qualified under the Investment Company Act of 1940, as

      amended, to act as a custodian, as its agent to carry out

      such of the provisions of this Article 2 as the Custodian

      may from time to time direct; provided, however, that the

      appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

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2.12  Deposit of Fund Assets in Securities Systems.  The

      Custodian may deposit and/or maintain securities owned by

      the Fund in a clearing agency registered with the

      Securities and Exchange Commission under.  Section 17A of

      the Securities Exchange Act of 1934, which acts as a

      securities depository, or in the book-entry system

      authorized by the U.S. Department of the Treasury and

      certain federal agencies, collectively referred to herein

      as "Securities System" in accordance with applicable

      Federal Reserve Board and Securities and Exchange

      Commission rules and regulations, if any, and subject to

      the following provisions:

           1)   The Custodian may keep securities of the Fund in

                a Securities System provided that such securities

                are represented in an account ("Account") of the

                Custodian in the Securities System which shall

                not include any assets of the Custodian other

                than assets held as a fiduciary, custodian or

                otherwise for customers;

           2)   The records of the Custodian with respect to

                securities of the Fund which are maintained in a

                Securities System shall identify by book-entry

                those securities belonging to the Fund;

           3)   The Custodian shall pay for securities purchased

                for the account of the Fund upon (i) receipt of

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                advice from the Securities System that such

                securities have been transferred to the Account,

                and (ii) the making of an entry on the records of

                the Custodian to reflect such payment and

                transfer for the account of the Fund.  The

                Custodian shall transfer securities sold for the

                account of the Fund upon (i) receipt of advice

                from the Securities System that payment for such

                securities has been transferred to the Account,

                and (ii) the making of an entry on the records of

                the Custodian to reflect such transfer and

                payment for the account of the Fund.  Copies of

                all advices from the Securities System of

                transfers of securities for the account of the

                Fund shall identify the Fund, be maintained for

                the Fund by the Custodian and be provided to the

                Fund at its request.  The Custodian shall furnish

                the Fund confirmation of each transfer to or from

                the account of the Fund in the form of a written

                advice or notice and shall furnish to the Fund

                copies of daily transaction sheets reflecting

                each day's transactions in the Securities System

                for the account of the Fund.

           4)   The Custodian shall provide the Fund with any

                report obtained by the Custodian on the




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                Securities System's accounting system, internal

                accounting control and procedures for

                safeguarding securities deposited in the

                Securities System;

           5)   The Custodian shall have received the initial or

                annual certificate, as the case may be, required

                by Article 9 hereof;

           6)   Anything to the contrary in this Contract

                notwithstanding, the Custodian shall be liable to

                the Fund for any loss or damage to the Fund

                resulting from use of the Securities System by

                reason of any negligence, misfeasance or

                misconduct of the Custodian or any of its agents

                or of any of its or their employees or from

                failure of the Custodian or any such agent to

                enforce effectively such rights as it may have

                against the Securities System; at the election of

                the Fund, it shall be entitled to be subrogated

                to the rights of the Custodian with respect to

                any claim against the Securities System or any

                other person which the Custodian may have as a

                consequence of any such loss or damage if and to

                the extent that the Fund has not been made whole

                for any such loss or damage.

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2.13  Ownership Certificate for Tax Purposes.  The Custodian

      shall execute ownership and other certificates and

      affidavits for all federal and state tax purposes in

      connection with receipt of income or other payments with

      respect to securities of the Fund held by it and in

      connection with transfers of securities.

2.14  Proxies.  The Custodian shall, with respect to the

      securities held hereunder, cause to be promptly execute by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall

      promptly deliver to the Fund such proxies, all proxy

      soliciting materials and all notices relating to such

      securities.

2.15  Communications Relating to Fund Portfolio Securities.  The

      Custodian shall transmit promptly to the Fund all written

      information (including, without limitation, pendency of

      calls and maturities of securities and expirations of

      rights in connection therewith) received by the Custodian

      from issuers of the securities being held for the Fund.

      With respect to tender or exchange offers, the Custodian

      shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities

      whose tender or exchange is sought and from the party (or

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      his agents) making the tender or exchange offer.  If the

      Fund desires to take action with respect to any tender

      offer, exchange offer or any other similar transaction, the

      Fund shall notify the Custodian at least three business

      days prior to the date on which the Custodian is to take

      such action.

2.16  Proper Instructions.  Proper Instructions as used

      throughout this Article 2 means a writing signed or

      initialed by one or more person or persons as the Board of

      Directors shall have from time to time authorized.  Each

      such writing shall set forth the specific transaction or

      type of transaction involved, including a specific

      statement of the purpose for which such action is

      requested.  Oral instructions will be considered Proper

      Instructions if the Custodian reasonably believes them to

      have been given by a person authorized to give such

      instructions with respect to the transaction involved.  The

      Fund shall cause all oral instructions to be confirmed in

      writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed

      description of procedures approved by the Board of

      Directors, Proper Instructions may include communications

      effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the

      Custodian are satisfied that such procedures afford

      adequate safeguards for the Fund's assets.

2.17  Actions Permitted without Express Authority.  The Custodian may in its discretion, without express authority from the

      Fund:

           1)   make payments to itself or others for minor

                expenses of handling securities or other similar

                items relating to its duties under this Contract,

                provided that all such payments shall be

                accounted for to the Fund;

           2)   surrender securities in temporary form for

                securities in definitive form;

           3)   endorse for collection, in the name of the Fund,

                checks, drafts and other negotiable instruments;

                and

           4)   in general, attend to all non-discretionary

                details in connection with the sale, exchange,

                substitution, purchase, transfer and other

                dealings with the securities and property of the

                Fund except as otherwise directed by the Board of

                Directors of the Fund.

2.18  Evidence of Authority.  The Custodian shall be protected in acting upon any instructions, notice, request, consent,

      certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the

      Fund as conclusive evidence (a) of the authority of any

      person to act in accordance with such vote or (b) of any

      determination or of any action by the Board of Directors

      pursuant to the Articles of Incorporation as described in

      such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.    Duties of Custodian with Respect to the Books of

      Account and Calculation of Net Asset Value and Net

      Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.

The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.   Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

5.   Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1, and Form N-1R or other annual reports to the Securities and Exchange Commission and with

respect to any other requirements of such Commission.

6.   Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System,

relating to the services provided by the Custodian under this

Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such

inadequacies, shall so state.

7.   Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

8.   Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  In order that the indemnification provisions contained in this Article 8 shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts

concerning the situation in question, and it is further

understood that the Custodian will use all reasonable care to identify, and to notify the Fund promptly concerning, any

situation which presents or appears likely to present the

probability of such a claim for indemnification against the Fund.

The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the

Custodian, and thereupon the Fund shall take over complete

defense of the claim, and the Custodian shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Article 8.  The Custodian shall in no case settle, confess to any claim or make any compromise in any case in which the Fund will be asked to indemnify the

Custodian except with the Fund's prior written consent.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

9.   Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System as required, in each case, by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation,

and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust

company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the

Custodian by the Comptroller of the Currency or upon the

happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System.  Thereafter,

such bank or trust company shall be the successor of the

Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the

Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund.  No interpretive or

additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

13.  Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of February, 1985.



ATTEST                         SURVEYOR FUND, INC.


____________________________   By__________________________
Secretary                            President


ATTEST                         STATE STREET BANK AND TRUST
                                 COMPANY


____________________________   By__________________________
Assistant Secretary                 Vice President






























                               32
00250176.AL0

                        AMENDMENT TO THE
                       CUSTODIAN CONTRACT


         AGREEMENT made this 23rd day of May, 1989 by and between

STATE STREET BANK AND TRUST COMPANY ("Custodian") and SURVEYOR

FUND, INC. (the "Fund").

                        WITNESSETH THAT:

         WHEREAS, the Custodian and the Fund are parties to a

Custodian Contract dated February 1, 1985, (as amended to date,

the "Contract") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

         NOW THEREFORE, the Custodian and the Fund hereby amend

the terms of the Custodian Contract and mutually agree to the following:


    Replace subsection 7 of Section 2.2 Delivery of Securities with the following new subsection 7:

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         IN WITNESS WHEREOF, each of the parties has caused this

Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


ATTEST                            SURVEYOR FUND, INC.

/s/ Mary A. Barry                  /s/ David H. Dievler
____________________________      ____________________________


ATTEST                            STATE STREET BANK AND TRUST
                                    COMPANY

 /s/ Ann McClure                   /s/ Eli Hawks, Jr.
____________________________      ____________________________
Assistant Secretary                    Vice President


































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